NEWS RELEASE

AbCellera Reports Q1 2025 Business Results

5/8/2025

VANCOUVER, British Columbia--(BUSINESS WIRE)-- AbCellera (Nasdaq: ABCL) today announced financial results for the first quarter of 2025. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“After completion of a successful first quarter, we are excited to introduce ABCL635 as a potential first-in-class antibody for the non-hormonal treatment of vasomotor symptoms (hot flashes) associated with menopause. ABCL635 is positioned as a next-generation neurokinin 3 receptor (NK3R) antagonist with an improved safety profile and convenient dosing regimen. If successful, we believe it has the potential to be a highly differentiated product in a large and established market,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “We ended the quarter with over $800 million in available liquidity to execute on our strategy and anticipate starting Phase 1 clinical trials for both ABCL635 and ABCL575 in the second half of 2025.”

Q1 2025 Business Summary
●Earned $4.2 million in total revenue.
●Generated a net loss of $45.6 million, compared to net loss of $40.6 million in 2024.
●Reached a cumulative total of 97 partner-initiated program starts with downstreams.
●Maintained a cumulative total of 16 molecules to have reached the clinic.

Key Business Metrics

Cumulative Metrics	March 31, 2024	March 31, 2025	Change %
Partner-initiated program starts with downstreams	90	97	8%
Molecules in the clinic	13	16	23%

AbCellera started discovery on an additional partner-initiated program with downstreams to reach a cumulative total of 97 partner-initiated program starts with downstreams in Q1 2025 (up from 90 on March 31, 2024). AbCellera’s partners have advanced a cumulative total of 16 molecules into the clinic (up from 13 on March 31, 2024).

Discussion of Q1 2025 Financial Results
●Revenue – Total revenue was $4.2 million, compared to $10.0 million in Q1 2024. In both periods, the majority of revenues were research fees generated by our partnerships.
●Research & Development (R&D) Expenses – R&D expenses were $42.5 million, compared to $39.3 million in Q1 2024, reflecting growing investments in internal programs.
●Sales & Marketing (S&M) Expenses – S&M expenses were $2.8 million, compared to $3.4 million in Q1 2024.
●General & Administrative (G&A) Expenses – G&A expenses were $16.2 million, compared to $17.4 million in Q1 2024.
●Net Loss – Net loss of $45.6 million, or $(0.15) per share on a basic and diluted basis, compared to net loss of $40.6 million, or $(0.14) per share on a basic and diluted basis, in Q1 2024.
●Liquidity – $633 million of total cash, cash equivalents, and marketable securities and approximately $178 million in available non-dilutive government funding, bringing total available liquidity to approximately $810 million to execute on AbCellera's strategy.

Conference Call and Webcast
AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.
AbCellera (Nasdaq: ABCL) discovers and develops antibody medicines for indications across therapeutic areas including cancer, metabolic and endocrine conditions, and autoimmune disorders. AbCellera integrates technology, data science, infrastructure, and interdisciplinary teams to solve the most challenging antibody discovery problems. AbCellera is focused on advancing an internal pipeline of first-in-class and best-in-class programs and collaborating on innovative drug development programs with partners. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics
We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops.
Partner-initiated program starts with downstreams represent the number of unique partner-initiated programs where we stand to participate financially in downstream success for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of the selection and initiation of projects by our partners and the resulting potential for near-term payments. Cumulatively, partner-initiated program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties (or royalty equivalents) in the mid- to long-term.
Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has reached "open" status or has otherwise been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.
Source: AbCellera Biologics Inc.

Inquiries
Media: Tiffany Chiu; media@abcellera.com, +1(236)521-6774
Partnering: Murray McCutcheon, Ph.D.; partnering@abcellera.com, +1(604)559-9005
Investor Relations: Peter Ahn; ir@abcellera.com, +1(778)729-9116

AbCellera Biologics Inc.
Condensed Consolidated Statements of Loss and Comprehensive Loss
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data.)
(Unaudited)

	Three months ended March 31,
	2024	2025
Revenue:
Research fees	$9,774	$4,068
Licensing revenue	180	167
Total revenue	9,954	4,235
Operating expenses:
Research and development(1)	39,287	42,496
Sales and marketing(1)	3,365	2,842
General and administrative(1)	17,352	16,226
Depreciation and amortization	4,844	5,331
Total operating expenses	64,848	66,895
Loss from operations	(54,894)	(62,660)
Other (income) expense:
Interest income	(10,401)	(8,051)
Grants and incentives	(3,275)	(4,153)
Other	1,529	2,528
Total other income	(12,147)	(9,676)
Net loss before income tax	(42,747)	(52,984)
Income tax recovery	(2,137)	(7,363)
Net loss	$(40,610)	$(45,621)
Foreign currency translation adjustment	(96)	(2,620)
Comprehensive loss	$(40,706)	$(48,241)

Net loss per share
Basic	$(0.14)	$(0.15)
Diluted	$(0.14)	$(0.15)
Weighted-average common shares outstanding
Basic	292,723,901	297,692,663
Diluted	292,723,901	297,692,663

(1) Exclusive of depreciation and amortization

AbCellera Biologics Inc.
Condensed Consolidated Balance Sheets
(All figures in U.S. dollars. Amounts are expressed in thousands except share data.)
(Unaudited)

	December 31, 2024	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$156,325	$159,266
Marketable securities	469,289	446,000
Total cash, cash equivalents, and marketable securities	625,614	605,266
Accounts and accrued receivable	33,616	40,005
Restricted cash	25,000	25,000
Other current assets	67,140	94,707
Total current assets	751,370	764,978
Long-term assets:
Property and equipment, net	340,429	347,102
Intangible assets, net	42,113	41,192
Goodwill	47,806	47,806
Investments in equity accounted investees	82,297	81,567
Other long-term assets	96,538	61,563
Total long-term assets	609,183	579,230
Total assets	$1,360,553	$1,344,208
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$55,004	$47,840
Contingent consideration payable	8,087	8,771
Deferred revenue	13,521	18,785
Total current liabilities	76,612	75,396
Long-term liabilities:
Operating lease liability	60,743	63,210
Deferred revenue	5,700	13,750
Deferred government contributions	149,893	157,193
Deferred tax liability	10,052	10,053
Other long-term liabilities	1,469	1,624
Total long-term liabilities	227,857	245,830
Total liabilities	304,469	321,226
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2024 and March 31, 2025: 295,757,002 and 298,355,752 shares issued and outstanding at December 31, 2024 and March 31, 2025, respectively	777,171	790,068
Additional paid-in capital	166,361	168,603
Accumulated other comprehensive loss	(4,378)	(6,998)
Accumulated earnings	116,930	71,309
Total shareholders' equity	1,056,084	1,022,982
Total liabilities and shareholders' equity	$1,360,553	$1,344,208

AbCellera Biologics Inc.
Condensed Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars.)
(Unaudited)

	Three months ended March 31,
	2024	2025
Cash flows from operating activities:
Net loss	$(40,610)	$(45,621)
Cash flows from operating activities:
Depreciation of property and equipment	3,155	4,409
Amortization of intangible assets	1,689	922
Amortization of operating lease right-of-use assets	1,922	1,274
Stock-based compensation	17,409	14,786
Fair value gain on contingent consideration and other	1,707	2,213
Changes in operating assets and liabilities:
Research fees and grants receivable	(18,576)	(1,133)
Income taxes payable	(3,182)	(4,408)
Accounts payable and accrued liabilities	(4,878)	(3,409)
Deferred revenue	(8,017)	13,313
Deferred grant income	11,278	(1,220)
Other assets	(3,605)	7,320
Net cash used in operating activities	(41,708)	(11,554)
Cash flows from investing activities:
Purchases of property and equipment	(24,140)	(10,636)
Purchase of marketable securities	(249,371)	(164,990)
Proceeds from marketable securities	306,545	190,027
Receipt of grant funding	7,168	1,018
Long-term investments and other assets	(4,385)	(5,601)
Investment in equity accounted investees	(5,907)	(1,883)
Net cash provided by investing activities	29,910	7,935
Cash flows from financing activities:
Payment of liability for in-licensing agreement and other	(185)	(178)
Proceeds from long-term liabilities and exercise of stock options	3,016	6,148
Net cash provided by financing activities	2,831	5,970
Effect of exchange rate changes on cash and cash equivalents	(781)	590
Increase (decrease) in cash and cash equivalents	(9,748)	2,941
Cash and cash equivalents and restricted cash, beginning of period	160,610	183,615
Cash and cash equivalents and restricted cash, end of period	$150,862	$186,556
Restricted cash included in other assets	2,290	2,290
Total cash, cash equivalents, and restricted cash shown on the balance sheet	$148,572	$184,266
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	18,654	10,960
Right-of-use assets obtained in exchange for operating lease obligation	107	3,361